UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 4, 2005

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On March 4, 2005, GMH Communities Trust (the “Trust”), through its subsidiary, College Park Investments, LLC, completed the acquisition of a 156 unit/588 bed student housing property located in Lincoln, Nebraska for an aggregate purchase price of approximately $11.9 million. The property serves the University of Nebraska and was acquired from Nebraska Student Housing, L.P., a Texas limited partnership.  As previously disclosed by the Trust in a press release dated February 10, 2005, the property is part of a portfolio of three student housing properties under contract, the other two of which are located near the campuses of West Virginia University and Bowling Green State University.  The Trust was able to complete the acquisition of the Lincoln, Nebraska property apart from the other portfolio properties upon approval of the placement of approximately $9.2 million in new mortgage debt on the property.  The Trust recently received approval from a lender on the assumption of existing mortgage debt on the remaining two student housing properties in the portfolio, and expects to acquire the properties on or around March 15, 2005.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

                In accordance with Rule 3-14 under Regulation S-X, and as referenced by Item 9.01(a) of Form 8-K, the Trust may be required to furnish certain financial statements relating to the acquisition referenced in Item 2.01 of this Form 8-K. To the extent required, such financial statements will be filed as soon as practicable following the date of filing hereof, but, in accordance with Item 9.01(a)(4) of Form 8-K, not later than 75 days after the date of the acquisition.

(b)          Pro Forma Financial Information.

                In accordance with Rule 3-14 under Regulation S-X, and as referenced by Item 9.01(a) of Form 8-K, the Trust may be required to furnish certain financial statements relating to the acquisition referenced in Item 2.01 of this Form 8-K. To the extent required, such financial statements will be filed as soon as practicable following the date of filing hereof, but, in accordance with Item 9.01(a)(4) of Form 8-K, not later than 75 days after the date of the acquisition.

(c)           Exhibits.

                None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2005

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name	Joseph M. Macchione
	Title:	Senior Vice President, General Counsel and Secretary